Exhibit 99.1

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information

Contact MB Financial, Inc.:

Berry Allen — Investor Relations

E-Mail:  beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial and American Chartered to Merge

CHICAGO — (GLOBE NEWSWIRE) — November 22, 2015 — MB Financial, Inc. (“MB Financial”) (Nasdaq: MBFI) and American Chartered Bancorp, Inc. (“American Chartered”) announced the signing of a definitive merger agreement whereby MB Financial will acquire American Chartered and its wholly owned bank subsidiary, American Chartered Bank, in a stock and cash transaction valued at approximately $449 million, or $9.30 per share.

Founded in 1987, American Chartered is a privately-held commercial bank focused on serving Chicago’s middle-market and emerging middle-market business community.  American Chartered operates 15 banking offices and has approximately $2.8 billion in total assets, $2.2 billion in deposits, of which half are non-interest-bearing, and $2.0 billion in loans.

The acquisition will add significant scale to MB Financial’s commercial banking business while also expanding MB Financial’s core deposit franchise.  “The acquisition of American Chartered is consistent with our mission of building Chicagoland’s premier commercial bank.  American Chartered brings a strong middle-market commercial banking lending team and client base, an unparalleled core deposit franchise and a proven track record of profitable organic growth.  We look forward to welcoming American Chartered customers and employees to MB Financial,” stated Mitchell Feiger, President and Chief Executive Officer of MB Financial.

“We are excited to join the MB Financial team,” said Robert Riter, founder and Chairman of American Chartered.  “Our companies have a similar relationship-banking approach and together we will be able to better serve middle-market and emerging middle-market commercial customers in the Chicagoland area.  This partnership will provide American Chartered’s commercial bankers and customers with access to MB Financial’s expanded product suite including, for example, capital markets, treasury management and international banking.  I am extremely proud of the team for building American Chartered and am convinced this partnership will significantly benefit our stakeholders, banking customers and the communities we serve.”

The total consideration, including the value ascribed to American Chartered’s common stock, preferred stock (as-converted), stock options and restricted stock, is valued at $449 million, or

$9.30 per share, based on the 15-day volume weighted average price closing price of MB Financial common stock as of November 20, 2015.  Approximately $100 million of the total consideration will be paid in cash, with the remainder in MB Financial common stock at a fixed exchange ratio of 0.2732 shares of MB Financial common stock for each American Chartered share.  The receipt of shares of MB Financial common stock in exchange for American Chartered stock is expected to be tax-free for American Chartered shareholders.

The merger is subject to regulatory approvals and approval by American Chartered stockholders.  The merger is expected to close around June 30, 2016.  Excluding the impact of transaction costs, the merger is expected to be immediately accretive to MB Financial’s annual GAAP and cash earnings per share.

Upon completion of the merger, American Chartered Chairman Robert Riter will join the MB Financial Board of Directors.

The definitive agreement was unanimously approved by the boards of MB Financial and American Chartered.

Advisors

Sandler O’Neill & Partners is acting as financial advisor to MB Financial and Silver, Freedman, Taff & Tiernan LLP is serving as its legal counsel with respect to the transaction.

American Chartered is being advised by Evercore and Austin Associates, LLC.  Wachtell, Lipton, Rosen & Katz is acting as its legal counsel.

About MB Financial

MB Financial, Inc. is the Chicago-based holding company for MB Financial Bank, N.A. which has approximately $15 billion in assets and a more than one hundred year history of building deep and lasting relationships with middle-market companies and individuals. MB offers a full range of powerful financial solutions and the expertise and experience of bankers who are focused on their clients’ success.

About American Chartered

American Chartered is the holding company of American Chartered Bank, which has approximately $2.8 billion in assets, 15 branches, 311 employees and has been serving the Chicagoland area since 1987.  For more information about American Chartered, please access its website at https://www.americanchartered.com.

Announcement of Conference Call

MB Financial will host a conference call to discuss the transaction and related matters tomorrow, November 23, 2015, at 10:30 am (EST).  Members of the public who would like to listen to the conference call should dial 1-888-317-6003 and the access code is 1869900.  A digital recording will be available approximately two hours after the conference call.  It can be accessed by dialing 1-877-344-7529 in the United States and entering the replay access code 10076729 through November 30, 2015.  A copy of the transaction investor presentation, along with a webcast of this call will also be available at http://investor.mbfinancial.com.

Forward-Looking Statements

When used in this press release and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite regulatory approvals and approval of American Chartered’s stockholders for the MB Financial-American Chartered merger might not be obtained, or may take longer than expected; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior, net interest margin and the value of MB Financial’s mortgage servicing rights; (6) the possibility that MB Financial’s mortgage banking business may increase volatility in its revenues and earnings and the possibility that the profitability of MB Financial’s mortgage banking business could be significantly reduced if MB Financial is unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of MB Financial’s mortgage servicing rights; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (11) MB Financial’s ability to realize the residual values of its direct finance, leveraged and operating leases; (12) the ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in the Chicago metropolitan area in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines; (18) future acquisitions by MB Financial of other depository institutions or lines of business; and (19) future goodwill impairment due to changes in MB Financial’s business, changes in market conditions, or other factors.

MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information

MB Financial will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement/prospectus, which will be sent to the stockholders of American Chartered.  INVESTORS AND STOCKHOLDERS OF AMERICAN CHARTERED ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MB FINANCIAL, AMERICAN CHARTERED AND THE PROPOSED TRANSACTION.  When filed, this document and other documents relating to the merger filed by MB Financial with the SEC can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations”.  Alternatively, these documents, when available, can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Corporate Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992.

Participants in this Transaction

MB Financial, American Chartered and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Chartered stockholders in connection with the proposed transaction.  Information about the directors and executive officers of MB Financial is contained in the definitive proxy statement of MB Financial relating to its 2015 Annual Meeting of Stockholders filed by MB Financial with the SEC on April 10, 2015.  Information about the directors and executive officers of American Chartered will be set forth in the proxy statement/prospectus when it is filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.